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                                                                    Exhibit 4(f)

[LOGO OF
JOHN HANCOCK   Variable Life Insurance Company
APPEARS HERE]


                                     RIDER
--------------------------------------------------------------------------------
                         ACCIDENTAL DEATH BENEFIT RIDER
            ADDITIONAL BENEFIT IN EVENT OF ANNUITANT'S ACCIDENTAL
                         DEATH AS DEFINED AND LIMITED

(Applicable prior to Annuitant's 80th Birthday)
--------------------------------------------------------------------------------

We agree, subject to the terms and conditions of this Rider and the certificate, to pay an Accidental Death Benefit ("ADB") to the Beneficiary. Such ADB will be payable on receipt at our Servicing Office of due proof of the accidental death of the Annuitant. Such proof must directly show all of the following:

(1) Death resulted solely from an accidental bodily injury;
(2) Death occurred within 90 days of that injury;
(3) The accidental injury occurred while this Rider was in force;
(4) Both the injury and death occurred (i) prior to the Annuitant's 80th birthday, (ii) prior to the Date of Maturity of the certificate, (iii) prior to the surrender date of the certificate, if surrendered.

The ADB payable is that sum which equals the Accumulated Value on the date of the accident which results in the Annuitant's death.

The total ADB payable for all annuity certificates issued by John Hancock Mutual and Variable Life Insurance Companies on the life of the Annuitant will be limited to a maximum of $200,000.

We will pay the ADB in one sum unless otherwise provided by written notice under the Settlement Provisions of the certificate.

This Rider is made a part of the certificate to which it is attached and shall not have an Date of Issue later than the Date of Issue of the certificate. Consideration for this Rider is: (a) the application, a copy of which is attached to and made a part of the certificate; and (b) payment of the applicable Rider charge.

ACCIDENTAL DEATH DEFINED

The phrase "accidental death" means death resulting directly and solely from:
a. An accidental injury; or
b. A disease or infection: (i) resulting directly from an accidental injury as described; and (ii) beginning within 30 days after the date of the injury; or
c. An accidental drowning.

EXCEPTIONS AND EXCLUSIONS

We will pay no benefit on this Rider if the Annuitant's death results, directly or indirectly, or wholly or partially, from:

(1) An infection or bodily or mental infirmity or disease that existed before or began after the accidental injury. But this exception will not apply if the disease or infection is as defined above in the phrase "accidental death;"

(2) Intentionally self-inflicted injury while sane; or self-inflicted injury while insane;

(3) Commission by the Annuitant of an assault or a felony;

(4) Travel, flight or descent in or from any kind of aircraft: (a) which is being operated for a training purpose; or (b) which the Annuitant is on to perform specific functions whether they apply to the operation of the aircraft or not;

(5) War, declared or undeclared;

(6) Service in an armed force of an international organization, or a country or group of countries at war, declared or undeclared;



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(7) The voluntary use of any controlled substance as defined in Title II of the
    Comprehensive Drug Abuse Prevention and Control Act of 1970, as now or hereafter amended; unless the use is prescribed by a physician for the Annuitant;

(8) Intoxication, which shall mean ten hundredths of one per cent or more by weight of alcohol in the Annuitant's blood; unless there is a different statutory definition in the jurisdiction in which the accidental bodily injury occurred, in which case that definition of intoxication will apply.

TERMINATION

This Rider will terminate on the earliest of:

a. Surrender of the certificate;

b. Maturity of the certificate;

c. The Annuitant's 80th birthday;

d. Receipt of written notice at our Servicing Office that you elect to terminate this Rider

e. Exchange of the certificate.

Signed for the Company at Boston, Massachusetts.



ADBC-96

[LOGO OF
JOHN HANCOCK   Variable Life Insurance Company
APPEARS HERE]


                                     RIDER
--------------------------------------------------------------------------------
                         ACCIDENTAL DEATH BENEFIT RIDER
            ADDITIONAL BENEFIT IN EVENT OF ANNUITANT'S ACCIDENTAL
                             DEATH AS DEFINED AND LIMITED

(Applicable prior to Annuitant's 80th Birthday)
--------------------------------------------------------------------------------

We agree, subject to the terms and conditions of the Rider and the certificate, to pay an Accidental Death Benefit ("ADB") to the Beneficiary. Such ADB will be payable on receipt at our Servicing Office of due proof of the accidental death of the Annuitant. Such proof must directly show all of the following:

(1) Death resulted solely from an accidental bodily injury;
(2) Death occurred within 90 days of that injury;
(3) The accidental injury occurred while the Rider was in force;
(4) Both the injury and death occurred (i) prior to the Annuitant's 80th birthday, (ii) prior to the Date of Maturity of the certificate, (iii) prior to the surrender date of the certificate, if surrendered.

The ADB payable is that sum which equals the Accumulated Value on the date of the accident which results in the Annuitant's death.

The total ADB payable for all annuity certificates issued by John Hancock Mutual and Variable Life Insurance Companies on the life of the Annuitant will be limited to a maximum of $200,000.

We will pay the ADB in one sum unless otherwise provided by written notice under the Settlement Provisions of the certificate.

The Rider is made a part of the certificate to which it is attached and shall not have an issue date later than the issue date of the certificate. Consideration for the Rider is: (a) the application, a copy of which is attached to and made a part of the certificate; and (b) payment of the applicable rider charge.

ACCIDENTAL DEATH DEFINED

The phrase "accidental death" means death resulting directly and solely from:
a. An accidental injury; or
b. A disease or infection: (i) resulting directly from an accidental injury as described; and (ii) beginning within 30 days after the date of the injury; or
c. An accidental drowning.

EXCEPTIONS AND EXCLUSIONS

We will pay no benefit on the Rider if the Annuitant's death results, directly or indirectly, or wholly or partially, from:

(1) An infection or bodily or mental infirmity or disease that existed before or began after the accidental injury. But this exception will not apply if the disease or infection is as defined above in the phrase "accidental death;"

(2) Intentionally self-inflicted injury while sane; or self-inflicted injury while insane;

(3) Commission by the Annuitant of an assault or a felony;

(4) Travel, flight or descent in or from any kind of aircraft: (a) which is being operated for a training purpose; or (b) which the Annuitant is on to perform specific functions whether they apply to the operation of the aircraft or not;

(5) War, declared or undeclared;

(6) Service in an armed force of an international organization, or a country or group of countries at war, declared or undeclared;



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(7) The voluntary use of any controlled substance as defined in Title II of the
    Comprehensive Drug Abuse Prevention and Control Act of 1970, as now or hereafter amended; unless the use is prescribed by a physician for the Annuitant;

(8) Intoxication, which shall mean ten hundredths of one per cent or more by weight of alcohol in the Annuitant's blood; unless there is a different statutory definition in the jurisdiction in which the accidental bodily injury occurred, in which case that definition of intoxication will apply.

TERMINATION

The Rider will terminate on the earliest of:

a. Surrender of the certificate;

b. Maturity of the certificate;

c. The Annuitant's 80th birthday;

d. Receipt of written notice at our Servicing Office that the Particpant elects to terminate the Rider;

e. Exchange of the certificate.

Signed for the Company at Boston, Massachusetts.



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